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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):          November 21, 2005


                        Loral Space & Communications Inc.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     1-14180                87-0748324
   ---------------------------        -------------           --------------
  (State or other jurisdiction         (Commission           (I.R.S. Employer
       of incorporation)               File Number)         Identification No.)

             600 Third Avenue                                     10016
           New York, New York
----------------------------------------                       -----------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:        (212) 697-1105

                        Loral Space & Communications Ltd.
            ---------------------------------------------------------
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

         On November 21, 2005 (the "Effective Date"), the Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as modified (the "Plan") of Loral Space & Communications Ltd., a Bermuda company ("Old Loral"), and certain of its subsidiaries (the "Debtor Subsidiaries" and, collectively with Old Loral, the "Debtors") became effective under chapter 11 ("Chapter 11") of the United States Bankruptcy Code (the "Bankruptcy Code"). Pursuant to the Plan, on the Effective Date, among other things, (1) Old Loral transferred its assets and liabilities not discharged in the Chapter 11 cases to Loral Space & Communications Inc., a Delaware corporation and successor registrant to Old Loral under the Securities Exchange Act of 1934, as amended ("New Loral"), and its subsidiaries, and (2) the Debtors underwent certain restructuring transactions contemplated by the Plan and thereupon emerged from Chapter 11 of the Bankruptcy Code. The dissolution of Old Loral and Loral Licensing Ltd., a Bermuda company, under Bermuda law will be effected pursuant to winding up orders issued by the Supreme Court of Bermuda as soon as practicable after the Effective Date.

         Information regarding the Plan is contained in the Form 8-K filed by Old Loral on August 5, 2005, which is incorporated herein by reference. A copy of the press release issued on November 22, 2005 announcing the Effective Date and implementation of the Plan is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         As of the Effective Date, New Loral owns, through an intermediate holding company, all of the issued and outstanding common stock of two principal operating subsidiaries: Loral Skynet Corporation, a Delaware corporation ("Loral Skynet") (formerly known as Loral Orion, Inc. ("Orion")) and Space Systems/Loral, Inc., a Delaware corporation (an Old Loral subsidiary which shall continue in existence ("SS/L")). Loral Skynet will be the satellite services arm of New Loral and will continue to provide satellite services and, through Loral Skynet Network Services, Inc., its indirect wholly-owned subsidiary, network and professional services and support. SS/L will be the satellite manufacturing arm of New Loral and will continue to design and manufacture satellites.

         SS/L is an operating company that continues to own substantially all of the assets it owned prior to and during the Chapter 11 cases. Certain of its assets have been transferred to Loral Skynet, including those described below. Loral Skynet directly or indirectly owns the satellite services assets and businesses of Old Loral and its subsidiaries, including: (1) Loral Skynet Network Services, Inc., a Delaware corporation; (2) all of the equity interests in XTAR, L.L.C. formerly owned by a subsidiary of Old Loral and SS/L; (3) all licenses or rights to orbital slots formerly owned by Old Loral; (4) all of the Telstar 18 satellite transponders that were not formerly owned by Orion; (5) the Telstar 14/Estrela do Sul satellite ("EdS"); (6) Loral Skynet do Brasil Ltda. (including all of its assets and the orbital slot license for EdS); (7) the capital leases in respect of the three transponders on the Satmex 5 satellite owned by Satelites Mexicanos, S.A. de C.V. ("Satmex"); (8) the joint venture rights and interests in Mabuhay Space Holdings Limited; (9) all interests in Globalstar, L.L.C.; (10) trademark rights relating to the satellite services business; (11) all equity in Satmex; and (12) other assets used to operate the satellites.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SKYNET NOTES

         On the Effective Date, Loral Skynet issued pursuant to the Plan $126,000,000 aggregate principal amount of its 14% Senior Secured Cash/PIK Notes due 2015 (the "Skynet Notes"), which notes have been or will be distributed to certain creditors of the Debtors that participated in the rights offering effected in accordance with the Plan. In connection with the issuance of the Skynet Notes, Loral Skynet entered into the following agreements: (1) an Indenture (the "Indenture") governing the Notes, dated as of November 21, 2005, by and among Loral Skynet, The Bank of New York, as trustee (the "Trustee"), and the Subsidiary Guarantors (as defined therein), and attached hereto as Exhibit
4.1 and incorporated herein by reference; (2) a Security Agreement (the "U.S. Security Agreement"), dated as of November 21, 2005, by and among Loral Skynet, each Subsidiary Guarantor and each Additional Grantor, as defined therein,


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and The Bank of New York, as collateral agent and trustee, and attached hereto as Exhibit 4.2 and incorporated herein by reference; and (3) a Share Mortgage Agreement (the "Hong Kong Security Agreement" and, together with the U.S. Security Agreement, the "Security Agreements"), dated as of November 21, 2005, by and among Loral Skynet and the Bank of New York, as collateral agent and trustee, and attached hereto as Exhibit 4.3 and incorporated herein by reference.

         Material terms and conditions of the Skynet Notes and the Indenture are described in Item 2.03 of this Form 8-K and incorporated herein by reference.

REGISTRATION RIGHTS AGREEMENT

         On the Effective Date, in connection with and as contemplated by the Plan, New Loral, Loral Skynet and seven affiliated funds of MHR Fund Management LLC entered into a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of November 21, 2005, attached hereto as Exhibit 4.4 and incorporated herein by reference. Pursuant to the Plan, each holder ("Holder") of an Allowed Claim, as that term is used in the Plan, that receives a distribution pursuant to the Plan of ten percent (10%) or greater of any of (i) New Loral Common Stock, (ii) Loral Skynet Series A 12% Preferred Stock or (iii) Skynet Notes (collectively, the "Registrable Securities") will receive certain registration rights under the Registration Rights Agreement (each such Holder and any future holder of Registrable Securities who becomes a party to the Registration Rights Agreement, a "Registration Rights Holder"). The Plan also allows for certain additional Holders meeting specified criteria at the discretion of the Debtors and the committee of unsecured creditors (the "Creditors' Committee") to become a Registration Rights Holder. Pursuant to the Registration Rights Agreement, in addition to certain piggy-back registration rights granted to the Registration Rights Holders, certain Registration Rights Holders can also demand under certain circumstances that the Registrable Securities be registered under the Securities Act of 1933, as amended (the "Securities Act"), in each case subject to the terms and conditions of the Registration Rights Agreement.

         The Registration Rights Holders (or any group of affiliated Registration Rights Holders) who hold a minimum of 25% of such class of Registrable Securities as of the Effective Date (each, a "Major Holder") may demand the following number of registrations under the Securities Act: (i) three registration statements with respect to New Loral Common Stock, (ii) three registration statements with respect to Loral Skynet Series A 12% Preferred Stock and (iii) three registration statements with respect to Skynet Notes, plus an aggregate of two additional registration statements with respect to any class of Registrable Securities. In no event will a Registration Rights Holder have the right to demand more than two registration statements be filed in any twelve-month period with respect to each class of Registrable Securities. Subject to certain exceptions, within thirty days following the issuance by New Loral's independent public accountants of their audit report covering New Loral's post-emergence "fresh-start" financial statements, New Loral is required to file a shelf registration statement with the Securities and Exchange Commission covering the New Loral Common Stock subject to the Registration Rights Agreement. Subject to certain exceptions, following the demand by any Major Holder, Loral Skynet is required to file a shelf registration statement with the Securities and Exchange Commission covering the Loral Skynet Series A 12% Preferred Stock or Skynet Notes subject to the Registration Rights Agreement; provided that Loral Skynet shall in no event be required to effect more than one shelf registration statement with respect to the Loral Skynet Series A 12% Preferred Stock and more than one shelf registration statement with respect to the Skynet Notes. All rights granted under the Registration Rights Agreement shall terminate with respect to any Registration Rights Holder at such time as such Registration Rights Holder ceases to own any Registrable Securities and the entire Registration Rights Agreement shall terminate when all Registration Rights Holders cease to own any Registrable Securities.

SS/L LETTER OF CREDIT FACILITY

         As of the Effective Date, SS/L entered into the following agreements:
(i) an Amended and Restated Letter of Credit Reimbursement Agreement (the "Letter of Credit Agreement"), dated as of November 21, 2005, by and between SS/L and JPMorgan Chase Bank, and attached hereto as Exhibit


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10.10 and incorporated herein by reference and (ii) an Amended and Restated Cash
Collateral Agreement (the "Cash Collateral Agreement"), dated as of November 21, 2005, by and between SS/L and JPMorgan Chase Bank and attached hereto as Exhibit
10.11 and incorporated herein by reference.

         Material terms and conditions of the Letter of Credit Agreement and the Cash Collateral Agreement are described in Item 2.03 of this Form 8-K and incorporated herein by reference.

EMPLOYMENT AGREEMENTS

         As of the Effective Date, (i) New Loral entered into employment agreements with Bernard L. Schwartz and the following executive officers (the "Loral Executives"): Avi Katz, Richard J. Townsend and Eric J. Zahler; and (ii) SS/L entered into an employment agreement with its President, C. Patrick DeWitt. In addition, New Loral on the Effective Date entered into similar employment agreements with nine other members of management of the Company, and SS/L entered into a similar employment agreement with one other member of its management. The employment agreement of Bernard Schwartz is attached hereto as
Exhibit 10.1 and incorporated by reference herein. The employment agreements for the Loral Executives are substantially identical. A form of the employment agreement for the Loral Executives is attached hereto as Exhibit 10.2 and incorporated by reference herein. The employment agreement for Mr. DeWitt is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Bernard L. Schwartz

         Pursuant to Mr. Schwartz's employment agreement he serves as the Chief Executive Officer and Chairman of the Board of Directors. The term of Mr. Schwartz's employment agreement will expire on November 21, 2006.

         Mr. Schwartz receives an annual base salary of $1,887,875, which will be increased, effective April 22, 2006, by a percentage at least equal to the percentage change during 2005 in the Annual Average All Items Index of the U.S. City Average Consumer Price Index for All Urban Consumers, as published the U.S. Bureau of Labor Statistics. The employment agreement also provides that Mr. Schwartz is a participant in the Management Incentive Bonus Program of New Loral, with a target annual bonus of forty-two and one-half percent (42.5%) of his annual salary. Mr. Schwartz is entitled to participate in any benefit plans provided generally to similarly situated employees. In addition, New Loral is required to obtain life insurance coverage for Mr. Schwartz equal to the lesser of $11,000,000 or the maximum amount of death benefit that can be obtained for an annual premium of $300,000.

         Mr. Schwartz is also entitled to a benefit under the Supplemental Executive Retirement Plan ("SERP"), as discussed below in "Amendment to Supplemental Executive Retirement Plan for Mr. Schwartz".

         Upon Mr. Schwartz's death or permanent disability during the contract term, Mr. Schwartz is entitled to, among other payments, his accrued and unpaid bonus for the preceding year, a pro rated annual bonus for the year in which such death or permanent disability occurred, and in the case of his death, salary through the end of the month.

         In the event, during the contract term, Mr. Schwartz's employment is terminated by New Loral without "cause" or Mr. Schwartz resigns for "good reason" (as such terms are defined in his employment agreement), Mr. Schwartz will be entitled to a severance payment, in a lump sum, of $2,000,000, plus the remaining base salary he would have earned had he remained employed through the end of the contract term. In addition, Mr. Schwartz will be entitled to any accrued and unpaid annual bonus for the preceding year and a prorated annual bonus for the year in which any such termination of employment occurs. Mr. Schwartz will also be entitled to coverage under New Loral's medical, dental and life insurance in effect immediately prior to such termination until the first anniversary of such termination or, if earlier, the date he


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commences new employment and is eligible for comparable benefits. Mr. Schwartz's severance payments and benefits are contingent upon the execution of a release.

         During the term of Mr. Schwartz's employment with New Loral and for a twelve-month period following a termination of employment during the term of the agreement, Mr. Schwartz is restricted from (i) engaging in competitive activities, (ii) directly or indirectly soliciting current and certain former employees of New Loral or any of its affiliates and (iii) knowingly soliciting, directly or indirectly, any customers or suppliers within the twelve-month period prior to such termination of employment to terminate or diminish their relationship with New Loral or any of its affiliates. In addition, Mr. Schwartz may not disclose confidential information of New Loral.

         SS/L and Loral Skynet have agreed to guarantee the payment and performance of New Loral's obligations under the employment contract with Mr. Schwartz.

Other Executive Officers

         Each of the employment agreements with the Loral Executives and the employment agreement with Mr. C. Patrick DeWitt (Mr. DeWitt, together with the Loral Executives, the "Executives" and each an "Executive") are substantially identical.

         Each of the employment agreements with the Executives is for an initial term of two years and sets forth the Executive's position and duties, annual salary, target annual bonus opportunity, and entitlement to an initial stock option grant (as summarized in the table below). In addition, each Executive is entitled to participate in employee benefits generally provided to similarly situated employees.

                                                                                      Bonus         Initial
     Executive                       Position                        Annual       (% of Salary)     Option
                                                                     Salary                         Grant
-------------------- ------------------------------------------ --------------- ---------------- ------------
Eric J. Zahler       President and Chief Operating Officer          $1,248,000       40.0            120,000

Richard J. Townsend  Executive Vice President and Chief               $881,920       41.0             85,000
                     Financial Officer

Avi Katz             Vice President, General Counsel and              $438,048       40.0             50,000
                     Secretary

C. Patrick DeWitt    Vice President, and President of SS/L            $485,000       50.0             75,000

         Upon any Executive's death or permanent disability during the contract term, such Executive is entitled to, among other payments, such Executive's accrued and unpaid bonus for the preceding year, a pro rated annual bonus for the year, and any unvested stock options that would have vested on the next vesting date shall vest, and in the case of such Executive's death, salary through the end of the month.

         In the event, during the contract term, an Executive's employment is terminated by New Loral without "cause" or the Executive resigns for "good reason" (as such terms are defined in the employment contract), the Executive will be entitled to a severance payment, in a lump sum, of the greater of (i) a specified percentage of the Executive's 2003 salary, plus one week's pay for each year of service with New Loral and Old Loral ("Base Severance Amount"), or
(ii) the salary the Executive would have earned from the date the Executive terminates employment through November 21, 2007. The Base Severance Amount for each of the Executives as of November 21, 2005, is as follows: Mr. Zahler ($1,750,000), Mr. Townsend ($1,400,000), Mr. Katz ($708,750) and Mr. DeWitt
($425,040). Each Executive will also be entitled to any accrued and unpaid annual bonus for the preceding year and a prorated annual bonus for the year in which any such termination of employment occurs, and to be fully vested in all outstanding stock options and deferred compensation relating thereto. In addition, the Executive will be entitled to


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coverage under New Loral's medical, dental and life insurance plans in effect immediately prior to such termination until the earlier of (i) the expiration of a period determined by dividing the Executive's lump sum severance payment by the Executive's monthly salary rate and (ii) the date the Executive commences new employment and is eligible for comparable benefits. Severance payments and benefits are contingent upon the execution of a release.

         During the term of an Executive's employment agreement and for a twelve-month period following a termination of employment during the term of the agreement, each Executive is restricted from (i) engaging in competitive activities, (ii) directly or indirectly soliciting current and certain former employees of New Loral or any of its affiliates and (iii) knowingly soliciting, directly or indirectly, any customers or suppliers within the twelve-month period prior to such termination of employment to terminate or diminish their relationship with New Loral or any of its affiliates. In addition, the Executives may not disclose confidential information of New Loral.

         Loral Skynet and SS/L guarantee the payment and performance obligations of New Loral under the employment agreements for the Loral Executives.

INDEMNIFICATION AGREEMENTS

         As of the Effective Date, New Loral entered into Officers' and Directors' Indemnification Agreements (each, an "Indemnification Agreement") with the officers of New Loral who entered into employment agreements with New Loral and each director of New Loral (each, an "Indemnitee"), a form of which is attached hereto as Exhibit 10.4 and incorporated by reference herein. The Indemnification Agreement requires New Loral to indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding (as that term is used in the Indemnification Agreement), except with regard to any Proceeding by or in the right of New Loral to procure a judgment in its favor, against all Expenses and Losses (as those terms are used in the Indemnification Agreement), including judgments, fines, penalties and amounts paid in settlement, subject to certain conditions, actually and reasonably incurred in connection with such Proceeding, if the Indemnitee acted in good faith for a purpose which he or she reasonably believed to be in or not opposed to the best interests of New Loral. With regard to Proceedings by or in the right of New Loral, the Indemnification Agreement provides similar terms of indemnification; however no indemnification will be made with respect to any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to New Loral, unless a court determines that the Indemnitee is entitled to indemnification for such portion of the Expenses as the court deems proper, all as detailed further in the Indemnification Agreement. The Indemnification Agreement also requires New Loral to indemnify an Indemnitee where the Indemnitee is successful, on the merits or otherwise, in the defense of any claim, issue or matter therein, as well as in other circumstances delineated in the Indemnification Agreement. The indemnification provided for by the Indemnification Agreement is subject to certain exclusions detailed therein. SS/L and Loral Skynet both guarantee the due and punctual payment of all of New Loral's obligations under the Indemnification Agreement. This brief description of the Indemnification Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement.

         As of the Effective Date, SS/L entered into an Officers' and Directors' Indemnification Agreement with Mr. DeWitt, its President, attached hereto as
Exhibit 10.5 and incorporated by reference herein. The Indemnification Agreement for Mr. DeWitt is substantially identical to the Indemnification Agreement entered into with the Loral officers and directors.

AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN FOR MR. SCHWARTZ

         Bernard Schwartz is a participant in the Space Systems/Loral, Inc. Supplemental Executive Retirement Plan (the "SERP") and prior to March 1, 2004 (the "Suspension Date") he was receiving monthly annuity benefits thereunder. Effective as of the Suspension Date benefits payable to Mr.


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Schwartz under the SERP were suspended. In connection with the Plan, Mr.
Schwartz and New Loral have agreed to amend the SERP to provide for a reduction of Mr. Schwartz's benefit under the SERP to $250,000 annually (the "Reduced Rate"). This amendment will be effective as of the Suspension Date. Pursuant to this amendment, the monthly annuity benefit payable to Mr. Schwartz under the SERP shall resume at the Reduced Rate commencing on the first normal monthly benefit payment date under the SERP following the Effective Date (the "Resumption Date"). The first such monthly payment will include a lump sum payment equal to the benefit amounts owed to Mr. Schwartz under the SERP at the Reduced Rate from the Suspension Date through the Resumption Date. In addition, to the extent that at the time of his death Mr. Schwartz has received $1.5 million or more in benefits under the SERP after the Suspension Date (the "Minimum Amount"), neither his estate nor his beneficiaries will be entitled to any post-retirement death benefits or any other benefits under the SERP following Mr. Schwartz's death. To the extent that Mr. Schwartz has received less than the Minimum Amount from the Suspension Date through the date of his death, following his death his beneficiaries shall be entitled to the post-retirement death benefits provided for under the SERP in an aggregate amount not to exceed the excess of the Minimum Amount over the amount actually received by Mr. Schwartz from the Suspension Date through the date of his death. This amendment relates solely to the participation of and benefits payable to Mr. Schwartz under the SERP and has no effect on the participation of or benefits payable to any other participant under the SERP.

         A copy of the amendment to the SERP is attached as Exhibit 10.6 and is incorporated herein by reference.

STOCK INCENTIVE PLAN

         On the Effective Date, the Loral Space & Communications Inc. 2005 Stock Incentive Plan (the "Stock Incentive Plan") became effective pursuant to the Plan. The purpose of the Stock Incentive Plan is to attract, retain, motivate and reward employees, directors and other service providers who are providing substantial services to New Loral and to promote the creation of long-term value for stockholders of New Loral.

         The Stock Incentive Plan allows for the grant of several forms of stock-based compensation awards including stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and other stock-based awards (collectively, the "Awards"). The total number of shares of New Loral Common Stock reserved and available for delivery in connection with Awards under the Stock Incentive Plan is 1,390,452 shares; provided, however, that the number of shares available is subject to adjustment for recapitalization, merger, and other similar events. In addition, shares of New Loral Common Stock that expire, are forfeited or canceled, or withheld in payment of the exercise price or taxes relating to an Award, will again be available for Awards under the Stock Incentive Plan.

         The Compensation Committee of New Loral (the "Compensation Committee"), will administer the Stock Incentive Plan. The Compensation Committee may select persons to receive Awards, determine the type and size of such Awards and determine the number of shares covered by the Awards; provided, however, that in no event may options or stock appreciation rights be granted to any one individual in any calendar year in excess of 500,000 shares. The Compensation Committee also has the authority to interpret and construe the Stock Incentive Plan and any Award agreements and will make all other decisions necessary or advisable for the administration of the Stock Incentive Plan

         The Stock Incentive Plan provides for an automatic initial grant of options (the "Automatic Option Grant") to purchase 1,390,452 shares of New Loral Common Stock to certain designated individuals on the date that is thirty (30) days following the Effective Date (the "Grant Date"). Twenty-five percent (25%) of the Automatic Option Grant will vest on each of the first four anniversaries of the Effective Date, subject to earlier vesting upon certain corporate transactions, as discussed below, or upon a termination of employment without Cause or for Good Reason, each, as defined in the Award holder's employment agreement, if such Award holder is party to an employment agreement, and if not as defined in the Stock Incentive Plan. The Automatic Option Grant will have an exercise price per share equal to


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the greater of $19 or the fair market value of a share of New Loral Common Stock on the Grant Date and will expire seven years following the Grant Date, subject to earlier expiration, in accordance with the Stock Incentive Plan, following the Award holder's termination of employment.

         If New Loral undergoes a Change of Control (as defined in the Stock Incentive Plan), all outstanding Awards will become immediately vested and exercisable, any restrictions on such Awards will lapse and all such Awards will become immediately payable or subject to settlement. In the event of a Change in Control, the Compensation Committee may cancel any or all outstanding Awards in exchange for a cash payment to each Award holder having a value equal to the value of each such Award at the time of such Change in Control (or without any payment in the event that an outstanding Award has no value at the time of such Change in Control).

         Following a sale of all or substantially all of the common stock or assets of Loral Skynet (a "Skynet Sale Event") or SS/L (a "SS/L Sale Event"), all outstanding Awards held by employees or service providers of Loral Skynet or SS/L, as applicable, will become immediately vested and exercisable, any restrictions on such Awards will lapse and all such Awards will become immediately payable or subject to settlement. In addition, options held by employees or service providers of Loral Skynet or SS/L, as applicable, will remain exercisable following the sale for the shorter of (i) one year following the sale or (ii) the remaining term of the stock option as set forth in the applicable Award Agreement. For employees of New Loral assigned to New Loral's corporate headquarters, if the Skynet Sale Event of SS/L Sale Event occurs on or prior to the first anniversary of the Effective Date, fifty percent (50%) of all outstanding unvested Awards held by such employees will become immediately vested and exercisable, any restrictions on such Awards will lapse and all such Awards will become immediately payable or subject to settlement. If such sale occurs after the first anniversary but on or prior to the second anniversary of the Effective Date, one-third (1/3) of all outstanding unvested Awards held by employees of New Loral assigned to New Loral's corporate headquarters will become immediately vested and exercisable, any restrictions on such Awards will lapse and all such Awards will become immediately payable or subject to settlement.

         The New Loral Board of Directors may amend the Stock Incentive Plan at any time, provided, that any such amendment may not increase the maximum number of shares of New Loral Common Stock which may be issued (other than as a result of an adjustment for recapitalization, merger, and other similar events) without shareholder approval. Additionally, amendments may not impair the rights of any Award holder without such Award holder's written consent. The Stock Incentive Plan will terminate on the day before the tenth anniversary of the date the plan was adopted by the Board of Directors; however, the Stock Incentive Plan will continue to be administered with respect to outstanding Awards until all such Awards have been fully exercised, paid or otherwise expire by their terms.

         If the fair market value of a share of New Loral Common Stock on the Grant Date is greater than $19, an individual selected to receive an Automatic Option Grant will receive an additional deferred compensation award in an amount equal to (i) the difference between the fair market value of a share of New Loral Common Stock on the Grant Date and $19, multiplied by (ii) the number of shares of New Loral Common Stock underlying such individual's Automatic Option Grant. The deferred compensation award will be credited to a deferred compensation bookkeeping account by the Company on behalf of the Award holder. The deferred compensation award will become vested in the same manner as the Automatic Option Grant, including vesting on certain terminations of employment and corporate transactions (as discussed above). The vested portion of the deferred compensation award will not be payable and distributed to the Award holder until the earlier of (i) the Award holder's termination of employment,
(ii) a Change of Control of New Loral (as defined in the Stock Incentive Plan),
(iii) a Skynet Sale Event or SS/L Sale Event, but only with respect to employees or service providers of Loral Skynet or SS/L, as applicable or (iv) seven years from the Grant Date; provided, however, that in the event that the Award holder is determined to be a "specified person" (as defined in Section 409A of the Internal Revenue Code) such distribution may be delayed in accordance with
Section 409A. The value of the deferred compensation account will not be credited with interest or be subject to any rate of return until the exercise of all or a portion of the Automatic Option Grant. At such time, the corresponding portion of


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the deferred compensation account will automatically be converted into an interest-bearing account from the date of exercise of such Automatic Option Grant through the date of distribution of the deferred compensation award. Further, while all or a portion of the Automatic Option Grant remains unexercised and outstanding, the corresponding portion of the deferred compensation account will be linked to the value of New Loral Stock and be subject to limited decreases and increases in value as provided in the Award holder's option agreement. The Company and the Award holder agree to enter into good faith negotiations to restructure the deferred compensation award if the Award holder believes that the deferred compensation award fails to comply with
Section 409A.

         Copies of the Stock Incentive Plan, a form of Option Agreement for senior management and a form of Option Agreement for non-senior management are attached hereto as Exhibits 10.7, 10.8 and 10.9, respectively, and are incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

SKYNET NOTES

         The information set forth under Item 1.01 of this 8-K is incorporated herein by reference. On the Effective Date, Loral Skynet issued the Skynet Notes in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 1145 of the Bankruptcy Code or other exemptions from such registration requirements. The aggregate principal amount of the Skynet Notes issued on the Effective Date totaled $126,000,000. The Skynet Notes are governed by the Indenture between Loral Skynet and the Indenture Trustee. The Skynet Notes mature in 2015, subject, in certain instances, to earlier repayment in whole or in part. The Skynet Notes bear interest at a rate of 14% per annum payable in cash semi-annually, provided that, if the amount of any interest payment would exceed certain thresholds calculated as specified in the Indenture, or under other circumstances at the determination of the Board of Directors of the Company unless two-thirds of the holders of principal amount of the Notes duly object, interest will be paid in kind by the issuance of additional Skynet Notes. The Skynet Notes are guaranteed by certain subsidiaries of Loral Skynet. The obligations of Loral Skynet and the subsidiary guarantors are secured by a first priority lien on certain specified assets of Loral Skynet and the guarantors pursuant to the Security Agreement. The Indenture contains restrictive covenants that limit, subject to certain exceptions, Loral Skynet's and its subsidiaries' ability to take certain actions, including restricted payments, incurrence of debt, incurrence of liens, payment of certain dividends or distributions, issuance or sale of capital stock of subsidiaries, sale of assets, affiliate transactions and sale/leaseback and merger transactions. The Indenture contains events of default relating to (1) Loral Skynet's failure to make payments of principal of or interest on the Skynet Notes when due (subject to a 30-day grace period in the case of interest payments), (2) Loral Skynet's failure to purchase any Skynet Notes when required, (3) Loral Skynet's failure to comply with certain restrictions contained in the Indenture relating to certain merger and sale transactions, (4) Loral Skynet's or certain of its subsidiaries' failure to comply with the covenants or agreements of the Indenture or the Security Agreement (subject in most instances to a 30-day grace period), (5) a payment default by Loral Skynet or certain of its subsidiaries in respect of indebtedness that exceeds $50 million, (6) certain bankruptcy events in respect of Loral Skynet or certain of its subsidiaries, (7) the entry of a judgments against Loral Skynet or certain of its subsidiaries in excess of $50 million that remain outstanding for a period of 30 consecutive days, (8) any subsidiary guarantee ceasing to be in full force and effect or being disaffirmed by the subsidiary guarantor, and (9) the Security Agreement or any other collateral documents ceasing to be in full force and effect.

SS/L LETTER OF CREDIT FACILITY

         The information set forth under Item 1.01 of this 8-K is incorporated herein by reference. On the Effective Date, SS/L entered into the $20,000,000 Letter of Credit Agreement with JPMorgan Chase Bank as lender (the "Bank"). The Letter of Credit Agreement provides, among other things, for the amendment and restatement of SS/L's existing Letter of Credit Facility (the "Existing Letter of Credit") such that any existing Letters of Credit issued and outstanding under the Existing Letter of Credit will become Letters of Credit issued and outstanding under this new Letter of Credit Agreement, and providing that the letter of credit facility will continue to be available to SS/L for issuance of new Letters of Credit under the Letter of Credit Agreement. The letters of credit are available from the Effective Date until the earlier of the termination by SS/L of the $20,000,000 Commitment, or December 31, 2006. Outstanding letters of credit are fully cash collateralized in accordance with the Cash Collateral Agreement.

3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

NEW LORAL COMMON STOCK

         The information set forth under Item 1.01 of this 8-K is incorporated herein by reference. Pursuant to the Plan, as of the Effective Date, all of the securities of Old Loral, including, among other securities, the common stock of Old Loral, were extinguished and deemed cancelled. In accordance with the Plan, New Loral issued 20 million shares of Common Stock, par value $0.01 per share (the "Common Stock") on the Effective Date, which shares will be distributed in accordance with the Plan. All of the above shares of Common Stock were issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 1145 of the United States Bankruptcy Code.

         Pursuant to the Plan, the initial distribution date of the New Loral Common Stock will take place not earlier than fifteen (15) days and no more than thirty (30) days after the Effective Date.

LORAL SKYNET PREFERRED STOCK

         The information set forth under Item 1.01 of this 8-K is incorporated herein by reference. On the Effective Date, Loral Skynet Corporation issued 1,000,000 shares of Series A 12% Non-Convertible Preferred Stock, $0.01 par value per share ("Preferred Stock"), which shares will be distributed in accordance with the Plan. The issued shares will have an aggregate liquidation preference of $200,000,000 plus accrued and unpaid dividends and will be distributed to holders of Allowed Claims in Orion Class 4, as such term is used in the Plan. Dividends on the Preferred Stock (if not paid or accrued as permitted under certain circumstances) will be payable in kind (in additional shares of Preferred Stock) if the amount of any dividend payment would exceed certain thresholds calculated as specified in Exhibit A to the Restated Certificate of Incorporation of Loral Skynet, attached hereto as Exhibit 3.3. All of the shares of Preferred Stock were issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 1145 of the United States Bankruptcy Code.

         The Corporation may (to the extent that there exist at the time assets or funds of the Corporation legally available therefor in accordance with applicable Delaware law) at any time and from time to time, at its option, redeem any or all issued and outstanding shares of the Series A Preferred Stock by paying, in cash, a redemption price for each share of Series A Preferred Stock equal to the sum of (i) the Liquidation Preference and (ii) an amount equal to the amount, if any, of all unpaid dividends accumulated thereon to the date of actual payment of the redemption price, whether or not such dividends have been declared, but only to the extent that any such accrued and unpaid dividends are not reflected in the Liquidation Preference.

5.01 CHANGES IN CONTROL OF REGISTRANT.

         The information set forth under the Explanatory Note and Item 3.02 of this Form 8-K is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

DEPARTURE OF DIRECTORS OF OLD LORAL

         As of the Effective Date, the following persons ceased being directors of Old Loral: Bernard L. Schwartz, Robert B. Hodes, Arthur Simon, Eric J. Zahler, Gershon Kekst, Charles Lazarus, Sally Minard, Malvin A. Ruderman, E. Donald Shapiro and Daniel Yankelovich.

DEPARTURE OF DIRECTORS OF NEW LORAL

         As of the Effective Date, the following persons ceased being directors of New Loral: Eric J. Zahler and Avi Katz.

ELECTION OF DIRECTORS

         As of the Effective Date, the following persons became members of the Board of Directors pursuant to and by operation of the Plan: John D. Harkey, Jr., Robert B. Hodes, Dean Olmstead, Arthur L. Simon, and Michael B. Targoff. In addition, pursuant to the Plan, Mark H. Rachesky, Hal Goldstein and Sai Devabhaktuni are expected to become members of the Board of Directors on November 23, 2005. Bernard L. Schwartz remained a director of New Loral.

         The following is biographical information regarding the members of New Loral's Board of Directors as of the Effective Date:

         John D. Harkey, Jr., 45, is Chairman and Chief Executive Officer of Consolidated Restaurant Companies, Inc. He currently serves on the Board of Total Entertainment Restaurant Corp., Leap Wireless International, Inc., and Pizza Inn. He has over twenty years of experience as a private investor concentrating in the acquisition, consolidation and management of both public and private companies, and has merged or acquired and/or operated companies in a variety of industries. Mr. Harkey holds B.B.A. and J.D. degrees from the University of Texas at Austin and an M.B.A. degree from Stanford University School of Business.

         Robert B. Hodes, 79, is presently employed at Willkie Farr & Gallagher LLP where he has served as Counsel since 1995. He began working at the firm in 1949 and became partner in 1956. He was co-chairman at Willkie Farr from 1956-1995. He currently sits on the Board at LCH Investments N.V., Mueller Industries, Inc., RV1 Guaranty Co., Ltd., Active Cremer Foundation, Beaver Dam Sanctuary, Inc. and National Philanthropic Trust. Mr. Hodes holds an A.B. degree from Dartmouth College and an L.L.B. from Harvard University.

         Dean Olmstead, 50, currently serves as President of Arrowhead Global Solutions based in Princeton, N.J., and as director of the Arrowhead Board of Advisors. Additionally, he has served as Chairman of Satellite Development LLC since October 2004. From 2001-2004 he worked for SES Global, S.A. as Chairman of SES Global Americas, President and CEO of SES Americom, Inc., Chairman of American Asia-Pacific, and a member of the SES Global Executive Committee. From 1998-2001 he was employed at SES Astra, S.A. where he served as a Member of the SES ASTRA Management Committee and was a director on the Asiasat Board. Mr. Olmstead holds a Ph.D. in Economics from American University, an M.A. degree in Engineering-Economic Systems from Stanford University, and a B.A. degree from Western Washington University.

         Arthur L. Simon, 73, was a partner at Coopers & Lybrand L.L.P. from 1968 to 1994 and currently is an independent consultant. He has been a director at L-3 Communications Corporation since 2000 and was on the Board of Old Loral since 1996. Mr. Simon holds a B.S. from Bucknell University and is a Certified Public Accountant in New York State (membership currently inactive).

         Bernard L. Schwartz, 79, is Chairman of the Board and Chief Executive Officer of New Loral. Prior to the creation of Old Loral in 1996, Mr. Schwartz served for 24 years as chairman of Loral Corporation, a Fortune 200 designer and manufacturer of advanced, state-of-the-art defense systems and hardware. Mr. Schwartz is a member of the board of directors of K&F Industries, Inc. and Satelites Mexicanos, S.A. Mr. Schwartz is extensively involved in educational initiatives, philanthropic activities in the medical field and civic and cultural activities. He is a Trustee of NYU Medical Center and Health System, Thirteen/WNET Educational Broadcasting Corporation and Baruch College Fund. Mr. Schwartz graduated from City College of New York with a B.S. degree in finance and holds an honorary Doctorate of Science degree from the college.

         Michael B. Targoff, 61, previously served as President and Chief Operating Officer of Old Loral during 1996-1998. He is a Chairman of the Board and Chairman of the Audit Committee of Communication Power Industries, a director and Chairman of the Audit Committee of Leap Wireless International, Inc., and a director of ViaSat, Inc. and Infocrossing, Inc. He is also Chairman of the Board of three small private telecom companies, and the Founder of Michael B. Targoff & Co., which seeks active or controlling investments in Telecommunications and related industry early stage companies. Prior to joining Old Loral, he was a partner in the law firm of Willkie Farr & Gallagher LLP. Mr. Targoff holds a B.A. degree from Brown University and a J.D. degree from Columbia University School of Law.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

         On the Effective Date, New Loral filed with the Secretary of State of the State of Delaware its Restated Certificate of Incorporation and adopted its Amended and Restated Bylaws, each of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference. The Restated Certificate of Incorporation provides that the total authorized capital stock of the Company is 50,000,000 shares consisting of (i) 40,000,000 shares of Common Stock, $0.01 par value per share, and (ii) 10,000,000 shares of Preferred Stock, $0.01 par value per share. Material terms and conditions of the New Loral Common Stock are described in Item 3.02 of this Form 8-K and incorporated herein by reference.

         On the Effective Date, Loral Skynet filed with the Secretary of State of the State of Delaware its Restated Certificate of Incorporation and adopted its Amended and Restated Bylaws, each of which are attached hereto as Exhibit
3.3 and Exhibit 3.4, respectively, and incorporated herein by reference. The Restated Certificate of Incorporation provides that the total number of shares of stock that the Corporation shall have authority to issue is 2,001,000 shares, consisting of 1,000 shares of Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, par value $.01 per share, designated as Series A 12% Non-Convertible Preferred Stock with a liquidation preference of $200.00 per share unless otherwise stated in Exhibit A to this Restated Certificate of Incorporation. Material terms and conditions of the Loral Skynet Preferred Stock are described in Item 3.02 of this Form 8-K and incorporated herein by reference.

         On the Effective Date, SS/L filed with the Secretary of State of the State of Delaware its Restated Certificate of Incorporation and adopted its Amended and Restated Bylaws, each of which are attached hereto as Exhibit 3.5 and Exhibit 3.6, respectively, and incorporated herein by reference. The Restated Certificate of Incorporation provides that the total number of shares of stock that the Corporation shall have authority to issue is 200,000 shares, consisting of 100,000 shares of Common Stock, par value $0.10 per share, and 100,000 shares of Preferred Stock, par value $0.10 per share.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.                Description
-----------                -----------
3.1                        New Loral's Restated Certificate of Incorporation

3.2                        New Loral's Amended and Restated Bylaws

3.3                        Loral Skynet's Restated Certificate of Incorporation

3.4                        Loral Skynet's Amended and Restated Bylaws

3.5                        SS/L's Restated Certificate of Incorporation

3.6                        SS/L's Amended and Restated Bylaws

4.1                        Indenture in respect of Loral Skynet's 14% Senior
                           Secured Cash/PIK Notes due 2015

4.2                        Security Agreement in respect of Loral Skynet's 14%
                           Senior Secured Cash/PIK Notes due 2015

4.3                        Hong Kong Security Agreement in respect of Loral
                           Skynet's 14% Senior Secured Cash/PIK Notes due 2015

4.4                        Registration Rights Agreement

10.1                       Employment Agreement of Bernard L. Schwartz

10.2                       Form of Employment Agreement for Loral Executives

10.3                       Employment Agreement for C. Patrick DeWitt

10.4                       Form of Officers' and Directors' Indemnification
                           Agreement

10.5 Officers' and Directors' Indemnification Agreement for C. Patrick DeWitt

10.6                       Amendment to Supplemental Executive Retirement Plan

10.7                       2005 Stock Incentive Plan

10.8                       Form of Option Agreement for Senior Management

10.9                       Form of Option Agreement for Non-Senior Management

10.10                      Letter of Credit Agreement

10.11                      Cash Collateral Agreement

99.1 New Loral's Press Release announcing effectiveness of the Debtors' Fourth Amended Joint Plan of
                           Reorganization Under Chapter 11 of the Bankruptcy
                           Code, as modified.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Loral Space & Communications Inc.


November 23, 2005                 By: /s/ Avi Katz
                                      ------------------------------------------
                                      Name: Avi Katz
                                      Title: Vice President, General Counsel and
                                      Secretary

                                  Exhibit Index

Exhibit No.                Description
-----------                -----------
3.1                        New Loral's Restated Certificate of Incorporation

3.2                        New Loral's Amended and Restated Bylaws

3.3                        Loral Skynet's Restated Certificate of Incorporation

3.4                        Loral Skynet's Amended and Restated Bylaws

3.5                        SS/L's Restated Certificate of Incorporation

3.6                        SS/L's Amended and Restated Bylaws

4.1                        Indenture in respect of Loral Skynet's 14% Senior
                           Secured Cash/PIK Notes due 2015

4.2                        Security Agreement in respect of Loral Skynet's 14%
                           Senior Secured Cash/PIK Notes due 2015

4.3                        Hong Kong Security Agreement in respect of Loral
                           Skynet's 14% Senior Secured Cash/PIK Notes due 2015

4.4                        Registration Rights Agreement

10.1                       Employment Agreement of Bernard L. Schwartz

10.2                       Form of Employment Agreement for Loral Executives

10.3                       Employment Agreement for C. Patrick DeWitt

10.4                       Form of Officers' and Directors' Indemnification
                           Agreement

10.5 Officers' and Directors' Indemnification Agreement for C. Patrick DeWitt

10.6                       Amendment to Supplemental Executive Retirement Plan

10.7                       2005 Stock Incentive Plan

10.8                       Form of Option Agreement for Senior Management

10.9                       Form of Option Agreement for Non-Senior Management

10.10                      Letter of Credit Agreement

10.11                      Cash Collateral Agreement

99.1 New Loral's Press Release announcing effectiveness of the Debtors' Fourth Amended Joint Plan of
                           Reorganization Under Chapter 11 of the Bankruptcy
                           Code, as modified.